Exhibit 99.01

News Release

Investor Contact:

Stan Finkelstein

Investor Relations

(925) 290-4321

ir@formfactor.com

FormFactor, Inc. Reports First Quarter Results in Line with Updated Guidance

Cascade Microtech Acquisition on Track to Close Mid-Year

LIVERMORE, Calif. — April 27, 2016 —FormFactor, Inc. (Nasdaq: FORM) today announced its financial results for the first quarter of fiscal 2016 ended March 26, 2016. Results were in line with the Company’s updated guidance provided on March 29, 2016. Quarterly revenues were $53.6 million, down 25% from $71.8 million in the fourth quarter of fiscal 2015, and down 24% from $70.8 million in the first quarter of fiscal 2015.

“As previously stated, our first quarter results were impacted by two factors. First, our slower than planned ramp of capacity to meet customer-specific SoC probe card demand, which has been rectified, and second, the push-out of DRAM probe card deliveries by certain customers,” said Mike Slessor, CEO of FormFactor, Inc. “While we are not pleased with our first quarter performance, we dealt with these issues swiftly, and they are now behind us. With continued strong customer demand for our SoC products, and improving DRAM market conditions, we remain confident that FormFactor’s 2016 revenues will grow for the fourth consecutive year.”

On a GAAP basis, net loss for the first quarter of fiscal 2016 was $(13.8) million, or $(0.24) per fully-diluted share, compared to a net loss for the fourth quarter of fiscal 2015 of $(0.6) million, or $(0.01) per fully-diluted share, and a net income for the first quarter of fiscal 2015 of $0.8 million, or $0.01 per fully-diluted share.

On a non-GAAP basis, net loss for the first quarter of fiscal 2016 was $(6.3) million, or $(0.11) per fully-diluted share, compared to a net income for the fourth quarter of fiscal 2015 of $5.8 million, or $0.10 per fully-diluted share, and net income for the first quarter of fiscal 2015 of $5.9 million, or $0.10 per fully-diluted share. A reconciliation of GAAP to non-GAAP net income (loss) and net income (loss) per share is provided in the schedules included below.

Cash usage in the first quarter of fiscal 2016 was $(0.4) million, compared to cash generation of $3.8 million for the fourth quarter of fiscal 2015 and cash generation of $7.8 million for the first quarter of fiscal 2015.

Second Quarter 2016 Guidance

“FormFactor has a structurally profitable and resilient business model, and we currently anticipate significantly improved results in the current quarter,” commented Mike Ludwig, CFO of FormFactor, Inc.

Second quarter revenue is currently forecasted to be in the range of $76 million to $80 million, non-GAAP gross margin to be in the range of 34% to 37% and non-GAAP fully diluted earnings per share to be in the range of $0.10 - $0.14. Cash flow is forecasted to be positive $4 million to $6 million. Q2 guidance excludes impact from Cascade Microtech acquisition.

Update on Pending Acquisition of Cascade Microtech

The Company also provided an update on its pending merger with Cascade Microtech. The two companies have cleared the Hart-Scott Rodino waiting period and have filed the S-4 registration and proxy statement on April 1st. As previously communicated, the Company is on track to close the acquisition of Cascade Microtech by mid-2016.

Dr. Slessor commented, “We are excited to be working with the Cascade team on integration planning in order to expand the opportunities for the combined company. We are bringing together two market leaders across complementary semiconductor test and measurement applications – both of whom are growing faster than their respective markets. We are creating significant scale, customer diversification and broadening our addressable market.”

On April 26th Cascade Microtech reported quarterly revenue of $34.8 million, record gross margin of 59.4%, and income from operations of $2.9 million. Cascade Microtech also provided second quarter revenue guidance of $38 million to $42 million.

Cascade’s financial results can be found at http://www.cascademicrotech.com/investors

Further Information and Conference Call

The company has posted its revenue breakdown by region and market segment on the Investors section of its website at www.formfactor.com.

The public is invited to listen to a live webcast of FormFactor’s conference call at 1:30 p.m. PDT, or 4:30 p.m. EDT, today on the Investors section of the company’s web site at www.formfactor.com. A telephone recording of the conference call will be available approximately two hours after the conclusion of the call. The recording will be available by telephone through April 29, 2016, 8:30 p.m. PDT, and can be accessed by dialing (855) 859-2056 (domestic) or (404) 537-3406 (international) and entering confirmation code 90803181. The recording will also be available on the Investors section of our website, www.formfactor.com.

Use of Non-GAAP Financial Information:

To supplement our condensed consolidated financial results prepared under generally accepted accounting principles, or GAAP, we disclose certain non-GAAP measures of non-GAAP net income (loss) and non-GAAP earnings per fully-diluted share that are adjusted from the nearest GAAP financial measure to exclude certain costs, expenses and gains. Reconciliations of the adjustments to GAAP results for the three months ended March 26, 2016 are provided below. Information regarding the ways in which management uses non-GAAP financial information to evaluate its business, management's reasons for using this non-GAAP financial information, and limitations associated with the use of non-GAAP financial information, is included under “About our Non-GAAP Net Income (Loss) and Adjustments” following the tables below.

About FormFactor:

FormFactor, Inc. (NASDAQ: FORM) helps semiconductor manufacturers test the integrated circuits (ICs) that power consumer mobile devices, as well as computing, automotive and other applications. The company is one of the world’s leading providers of essential wafer test technologies and expertise, with an extensive portfolio of high-performance probe cards for DRAM, Flash and SoC devices. Customers use FormFactor’s products and services to lower overall production costs, improve their yields and enable complex next-generation ICs. Headquartered in Livermore, California, the company services its customers from a network of facilities in Europe, Asia and North America. For more information, visit the company’s website at www.formfactor.com.

FormFactor, MicroProbe, and the FormFactor and MicroProbe logos are registered or unregistered trademarks of FormFactor, Inc. All other product, trademark, company or service names mentioned herein are the property of their respective owners.

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Forward-looking Statements:

Statements in this press release that are not strictly historical in nature are forward-looking statements within the meaning of the federal securities laws, including statements regarding anticipated results, market conditions or trends, expectations and operating plans. These forward-looking statements are based on current information and expectations that are inherently subject to change and involve a number of risks and uncertainties. Forward-looking statements may contain words such as “may,” “anticipate,” “expect,” “believe,” and “continue,” the negative or plural of these words and similar expressions, and include the assumptions that underlie such statements. Actual events or results might differ materially from those in any forward-looking statement due to various factors, including, but not limited to: changes in demand for the company’s products; risks in technical execution and capacity expansion; changes in expected seasonality; risks to the company’s ability to execute on its operational model; risks to the company’s ability to realize sustainable profitability to achieve its growth objectives and to meet customer demand for its products; and changes in the market and macro-economic environments; the timing to consummate the proposed acquisition of Cascade Microtech; the risks that one or more conditions to the closing of acquisition of Cascade Microtech may not be satisfied; the challenges and costs of closing, integrating, restructuring and achieving anticipated synergies relating to such acquisition; the ability to retain key employees, customers and suppliers; the diversion of management time on merger-related issues; and changes in FormFactor’s or Cascade Microtech’s future cash requirements, capital requirements, results of operations, financial conditions and/or cash flows, and other factors. Additional information concerning factors that could cause actual events or results to differ materially from those in any forward-looking statement is contained in the company’s annual report on Form 10-K for the fiscal year ended fiscal year ended December 26, 2015, as filed with the U.S. Securities and Exchange Commission (the “SEC”), and other reports filed with the SEC by FormFactor and Cascade Microtech, under the caption “Risk Factors” and elsewhere. Copies of these SEC filings are available at http://investors.formfactor.com/sec.cfm or http://www.sec.gov/. Unless required by law, the company assumes no obligation to update the information in this press release, to revise any forward-looking statements, or to update the reasons actual results could differ from those anticipated in forward-looking statements.

FORM-F

FORMFACTOR, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 26, 2016	March 28, 2015
Revenues	$53,611	$70,829
Cost of revenues	43,819	48,040
Gross profit	9,792	22,789
Operating expenses:
Research and development	10,849	11,086
Selling, general and administrative	12,516	11,882
Restructuring charges, net	—	503
Total operating expenses	23,365	23,471
Operating loss	(13,573)	(682)
Interest income, net	117	85
Other income (expense), net	(314)	1,501
Income (loss) before income taxes	(13,770)	904
Provision for income taxes	30	121
Net income (loss)	$(13,800)	$783
Net income (loss) per share:
Basic	$(0.24)	$0.01
Diluted	$(0.24)	$0.01
Weighted-average number of shares used in per share calculations:
Basic	58,431	56,954
Diluted	58,431	58,838

FORMFACTOR, INC.

RECONCILIATION OF NON-GAAP NET INCOME (LOSS)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 26, 2016	March 28, 2015
GAAP net income (loss)	$(13,800)	$783
Stock-based compensation	2,734	2,909
Restructuring charges, net	—	503
Acquisition and integration related expenses (recoveries)	2,001	(90)
Amortization of intangibles, inventory and fixed assets fair value adjustment due to acquisition	2,770	3,291
Business interruption insurance claim recovery	—	(1,484)
Non-GAAP net income (loss)	$(6,295)	$5,912

Non-GAAP net income (loss) per share:
Basic	$(0.11)	$0.10
Diluted	$(0.11)	$0.10

Weighted-average number of shares used in per share calculations:
Basic	58,431	56,954
Diluted	58,431	58,838

FORMFACTOR, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

(Unaudited)

	March 26, 2016	December 26, 2015
ASSETS
Current assets:
Cash and cash equivalents	$151,913	$146,264
Marketable securities	35,270	41,325
Accounts receivable, net	35,743	36,725
Inventories, net	30,993	27,223
Prepaid expenses and other current assets	4,417	6,481
Total current assets	258,336	258,018
Restricted cash	435	435
Property, plant and equipment, net	23,707	23,853
Goodwill	30,731	30,731
Intangibles, net	22,823	25,552
Deferred tax assets	3,339	3,281
Other assets	1,157	853
Total assets	$340,528	$342,723
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$28,611	$18,072
Accrued liabilities	17,477	21,507
Income taxes payable	153	110
Deferred revenue	3,406	3,892
Total current liabilities	49,647	43,581
Long-term income taxes payable	1,026	1,069
Deferred rent and other liabilities	3,644	3,392
Total liabilities	54,317	48,042
Commitments and contingencies
Stockholders’ equity:
Common stock and capital in excess of par value	723,651	718,962
Accumulated other comprehensive loss	(1,581)	(2,222)
Accumulated deficit	(435,859)	(422,059)
Total stockholders’ equity	286,211	294,681
Total liabilities and stockholders’ equity	$340,528	$342,723

About our Non-GAAP Net Income (Loss) and Adjustments:

We believe that the presentation of non-GAAP net income (loss) and non-GAAP earnings per fully-diluted share provides supplemental information that we believe are important to understanding financial and business trends relating to our financial condition and results of operations. Non-GAAP net income (loss) and non-GAAP earnings per fully-diluted share are among the primary indicators used by management as a basis for planning and forecasting future periods, and by management and our board of directors to determine whether our operating performance has met certain targets and thresholds. Management uses non-GAAP net income (loss) and non-GAAP earnings per fully-diluted share when evaluating operating performance because it believes that the exclusion of the items indicated herein, for which the amounts or timing may vary significantly depending upon the Company’s activities and other factors, facilitates comparability of the Company’s operating performance from period to period. We have chosen to provide this information to investors so they can analyze our operating results closer to the way that management does, and use this information in their assessment of our business and the valuation of our Company. We compute non-GAAP net income (loss) and non-GAAP fully-diluted earnings per share by adjusting GAAP net income (loss) and GAAP earnings per fully-diluted share to remove the impact of certain adjustments and the tax effect of those adjustments. These non-GAAP measures are not in accordance with, or an alternative to, GAAP and may be materially different from other non-GAAP measures, including similarly titled non-GAAP measures used by other companies. The presentation of this additional information should not be considered in isolation from, as a substitute for, or superior to, net income (loss) or earnings per fully-diluted share prepared in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results. We may expect to continue to incur expenses of a nature similar to the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP net income (loss) and non-GAAP earnings per fully-diluted share should not be construed as an inference that these costs are unusual, infrequent or non-recurring. For more information on the non-GAAP adjustments, please see the table captioned “Reconciliation of non-GAAP Net Income (Loss)" included in this press release.